Exhibit 23.4

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 14, 2018, relating to the consolidated financial statements of National Beef Packing Company, LLC and its subsidiaries for the fiscal year ended December 30, 2017, appearing in Amendment No. 1 on Form 10-K/A of Jefferies Financial Group Inc. for the year ended November 30, 2019. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Kansas City, Missouri
June 4, 2020